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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         Equity Office Properties Trust
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)


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               EQUITY OFFICE PROPOSES ANNUAL ELECTION OF TRUSTEES


CHICAGO (April 21, 2003) - Equity Office Properties Trust's Board of Trustees will submit a proposal to the company's shareholders that would amend Equity Office's declaration of trust to require that all trustees be elected annually instead of to staggered three-year terms. If approved by shareholders at Equity Office's 2003 annual shareholder meeting, the shift to annually elected trustee terms would take effect in 2004. The company's annual shareholder meeting will be held on May 20, 2003.

"Equity Office has always applied strong corporate governance practices," said Sam Zell, Chairman of Equity Office's Board of Trustees. The annual election of trustees promotes this continuing objective."

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation's largest publicly held office building owner and manager with a portfolio of 728 buildings comprising 125.3 million square feet in 19 states and the District of Columbia. Equity Office has an ownership presence in 31 Metropolitan Statistical Areas (MSAs) and in 136 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.

Equity Office's common shareholders are advised to read the definitive proxy statement for Equity Office's 2003 annual meeting dated April 14, 2003 because it contains important information. Equity Office filed its definitive proxy statement for its 2003 annual meeting with the Securities and Exchange Commission on April 14, 2003. The proxy statement was mailed to the shareholders on April 15, 2003. The proxy statement is also available at the SEC's web site (http://www.sec.gov) or by visiting Equity Office's web site (http://www.equityoffice.com). Information regarding the security ownership of Equity Office trustees and executive officers is set forth under the caption "Common Share and Unit Ownership by Trustees and Executive Officers" in the proxy statement.

Certain matters discussed in this release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Equity Office Properties Trust believes these expectations to be based on reasonable assumptions, there can be no assurance that its expectations will be realized. Certain factors that could cause actual results to differ materially from Equity Office's expectations are set forth in its SEC reports and filings, including the cautionary statements set forth in its current reports on Form 8-K filed with the SEC on February 12, 2002, and June 27, 2002. Included among these factors are changes in general economic conditions, including those affecting industries in which Equity Office's principal tenants compete; the timing of the economic recovery, including the effect thereof on the demand for office space; the extent of tenant bankruptcies and defaults; Equity Office's ability to maintain occupancy and to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility, insurance and security costs; Equity Office's ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; future demand for Equity Office's debt and equity securities; Equity Office's ability to refinance its debt at reasonable terms upon maturity; Equity Office's ability to complete and lease current and future development projects on schedule, on budget and in accordance with expectations; the availability of new competitive supply, which may become available by way of sublease rather than new construction; and the extent of future demand for high-rise and other office space in markets in which Equity Office has a presence. Many of these factors are beyond Equity Office's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements in this release, Equity Office claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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